S M I A d v i s o r y S e r v i c e s C O D E O F E T H I C S
8/27/2020

SMI Advisory Services, LLC
411 6th St.

Columbus, IN 47201

Table of Contents

1. General Provisions	3
2. Covered Persons	3
2.1. Supervised Persons	3
2.2. Access Persons	4
2.3. Family Members	4
3. Business Conduct Standards	4
3.1. Compliance with Laws and Regulations	4
3.2. Confidentiality of Client Information	4
3.3. Conflicts of Interest	5
3.4. Public Presentations, Social Media and Blogging Policy	6
3.5. Rumor Policy	6
3.6. Outside Business Interests – Change in Employment	7
3.7. Gifts and Entertainment	7
3.8. Political Contributions	7
3.9. Reporting of Violations	7
3.10. Whistleblower Policy	8
4. Insider Trading	8
5. Personal Securities Transactions	9
5.1. Definitions of Security Types	9
5.1.1. Securities	9
5.1.2. Restricted Securities	9
5.1.3. Excluded Securities	9
5.2. Pre-clearance	10
5.3. Proprietary Mutual Funds	10
5.4. Additional Pre-clearance Exception	10
6. Reporting Requirements	10
6.1. Scope	10
6.2. Reporting Exceptions	11
6.3. Initial and Annual Certifications	11
6.4. Initial/ Annual Holdings and Quarterly Transaction Reports	12
6.5. Annual Written Reports to the Board	12
7. Pay to Play Policy	12
8. Recordkeeping Requirements	12
9. Form ADV Disclosure	13
10. Acknowledgment of Receipt	13
Exhibit 1: Employee Initial/Annual Certification	14
Exhibit 2: Personal Securities Accounts Report	15
Exhibit 3: Electronic Communications Certification	16
Exhibit 4: Employee Disciplinary Action Certification	17

1.	General Provisions

This Code of Ethics (the “Code”) has been adopted by SMI Advisory Services, LLC (“SMI”), an Indiana limited liability company, in accordance with Rule 17j under the investment Company Act of 1940 (the “Act”) and Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”). This Code establishes rules of conduct for all Supervised Persons of SMI and is designed to, among other things, govern personal securities trading activities in the accounts of Access Persons of SMI. The Code is based upon the principle that SMI and its Supervised Persons owe a fiduciary duty to their Clients to conduct their affairs, including their personal securities transactions, in such a manner as to:

▪	Place the interests of SMI’s Clients first and foremost ahead of their own personal interests,
▪	Ensure that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility,
▪	Avoid taking any inappropriate advantage of their positions.

This Code is designed so that high ethical standards are applied and maintained by SMI and its Supervised Persons. The purpose of the Code is to preclude activities that may lead to or give the appearance of conflicts of interest, insider trading, and other forms of prohibited or unethical business conduct. Strict compliance with the provisions of this Code is expected of all affiliated persons of SMI.

Employees are urged to seek the advice of the CCO for any questions as to how this Code applies to their individual circumstances. The CCO may delegate any of their responsibilities or duties described in this Code by designating the individual assigned to the task in the Designation of Responsibilities exhibit in SMI’s Policies and Procedures Manual. The CCO may also, under circumstances that are considered appropriate or after consultation with a Managing Member of SMI, grant exceptions to the provisions contained in this Code only when it is clear that the interests of SMI’s Clients will not be adversely affected. All questions arising in connection with personal securities trading should be resolved in favor of the interest of the Clients even at the expense of the interest of SMI’s Supervised Persons.

2.	Covered Persons

Covered persons are all affiliated persons of SMI as defined below under Supervised Persons, Access Persons, and (where applicable) Family Members.

2.1.	Supervised Persons

Supervised Persons include:

▪	Directors, officers, and partners of SMI (or other persons occupying a similar status or performing similar functions);
▪	Employees of SMI;
▪	Any other person who provides regular advice on behalf of SMI and is subject to SMI’s supervision and control;
▪	Temporary workers;
▪	Consultants;
▪	Independent contractors; and
▪	Access Persons.

Code of Ethics	Page | 3

2.2.	Access Persons

Access Persons include any Supervised Persons who:

▪	In connection with his or her regular duties has access to non-public information regarding the purchase or sale of securities by SMI or a Client of SMI; or
▪	Are involved in making securities recommendations to any Client; or
▪	Are SMI’s directors, officers or partners who are natural persons.

2.3.	Family Members

For purposes of personal securities reporting and political contributions requirements, SMI considers the Supervised or Access Persons defined above to also include the person’s immediate family (as defined in the Adviser Act) (including any relative by blood or marriage living in the supervised or Access Person’s household) and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

3.	Business Conduct Standards

3.1.	Compliance with Laws and Regulations

All Supervised Persons must comply with all applicable state and Federal securities laws including, but not limited to, the Investment Company Act, (the “Act”), Regulation S-P and the Patriot Act, as it pertains to Anti- Money Laundering. Rule 17j-1 under the Act and Section 206 of the Advisers Act generally proscribe fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment advisers. In particular, it is unlawful for any affiliated person of SMI in connection with the purchase or sale, directly or indirectly, to:

▪	defraud a Client in any manner;
▪	mislead a Client, including by making a statement that omits material facts;
▪	engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a Client;
▪	engage in any manipulative practice with respect to a Client; or
▪	engage in any manipulative practice with respect to securities, including price manipulation.

3.2.	Confidentiality of Client Information

In the course of investment advisory activities of SMI, the firm obtains and has access to personal and nonpublic information about its Clients. Such information may include a person’s status as a Client, personal, financial, and account information, the allocation of assets in a Client portfolio, the composition of investments in any Client portfolio, information relating to services performed for and transactions entered into on behalf of Clients, advice provided by SMI to Clients, and data or analyses derived from such nonpublic personal information (collectively referred to as “Confidential Client Information”). All Confidential Client Information, whether relating to SMI’s current or former Clients, is subject to the Code’s policies and procedures. Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Code of Ethics	Page | 4

3.3.	Conflicts of Interest

SMI, as a fiduciary, has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of its Clients. Compliance with this duty can be achieved by avoiding conflicts of interest and if they occur, by fully disclosing all material facts concerning any conflict that may arise with respect to any Client.

Conflicts among Client Interests

Conflicts of interest may arise where SMI or its Supervised Persons have reason to favor the interests of one Client over another Client (e.g., larger accounts over smaller accounts, accounts where compensation is greater), or a Client over a personal account (accounts in which Supervised Persons have made material personal investments, accounts of close friends or relatives of covered persons). SMI specifically prohibits inappropriate favoritism of one Client over another Client or of any personal account over a Client.

Competing with Client Trades

SMI prohibits Access Persons from using knowledge about pending or currently considered securities transactions for Clients in order to profit personally, directly or indirectly, as a result. In order to avoid any potential conflict of interest between SMI and its Clients, Access Persons may execute personal securities transactions in the same security as that being purchased or sold for advisory accounts during the same day only after obtaining the prior written approval of the CCO.

No Transactions with Clients

SMI specifically prohibits Supervised Persons from knowingly selling to or purchasing from a Client any security, unless the Supervised Person obtains the prior written consent of the CCO.

Disclosure of Personal Interest

SMI prohibits Supervised Persons from recommending, implementing or considering any securities transaction for a Client without having disclosed any material beneficial ownership, business or personal relationship, or other material interest in the issuer or its affiliates, to an appropriate designated person (e.g., a Managing Member of SMI (“Manager”) or, with respect to the Manager’s interests, the CCO). If this designated person deems the disclosed interest to present a material conflict, the investment personnel may not participate in any decision-making process regarding the securities of that issuer.

Referrals/Brokerage

SMI requires Access Persons to act in the best interests of SMI’s Clients regarding execution and other costs paid by Clients for brokerage services. Access Persons are reminded to strictly adhere to SMI’s policies and procedures regarding brokerage (including allocation, best execution, soft dollars, and directed brokerage) as outlined in SMI’s Policy and Procedures Manual.

Vendors and Suppliers

SMI requires Supervised Persons to disclose any personal investments or other interests in vendors or suppliers with whom the Supervised Person negotiates or makes decisions on behalf of SMI. SMI specifically prohibits Supervised Persons with interests as noted above from negotiating or making decisions regarding SMI’s business with such companies.

Code of Ethics	Page | 5

3.4.	Public Presentations, Social Media and Blogging Policy

Supervised Persons may periodically be called upon to make public presentations to a variety of audiences. If the Supervised Person is making a presentation in support of their work with SMI, all prepared comments and handouts must be reviewed and approved by the CCO prior to the presentation. If the presentation is being made in a capacity other than as a representative of SMI, the Supervised Person must assert that any opinions they may offer are their own and do not reflect the policies or opinions of SMI. Further information is provided in SMI’s Policy and Procedures Manual.

The usage of social media or blogging for business related purposes by SMI’s Supervised Persons is currently prohibited. SMI does not deny Supervised Persons the ability to develop or maintain a blog or social media account (i.e., Facebook, Twitter, LinkedIn, etc.) for personal comments and opinions (non-business related). In the event a Supervised Person participates in social media or blogging on a personal level, the Supervised Person is prohibited from using these media accounts for business related purposes.

It is SMI’s expectation that any Supervised Person who engages in this type of activity will abide by the following guidelines:

▪	Make it clear that the views expressed in the medium are yours alone and do not necessarily represent the views of SMI.
▪	Respect SMI’s confidentiality and proprietary information.
▪	Ask the CCO if you have any questions about what is appropriate to include in your comments or opinions.
▪	Be respectful to SMI, SMI’s employees, SMI’s customers, SMI’s partners, SMI’s affiliates, and SMI’s competitors.

▪	Understand and comply when SMI asks that topics not be discussed for confidentiality or legal compliance reasons.
▪	Ensure that your activity does not interfere with your work commitments.

In the event a Supervised Person’s blog or online activity prevents them from honoring their responsibilities under this Code or their work commitments, they will be subject to disciplinary action, which may include immediate termination of employment with SMI.

3.5.	Rumor Policy

All Supervised Persons are expressly prohibited from knowingly spreading any false rumor concerning any company, or any purported market development, that is designed to impact trading in or the price of that company’s or any other company’s securities, (including any associated derivative instruments), and from engaging in any other type of activity that constitutes illegal market manipulation. This prohibition includes the false spreading of any rumors, or any other form of illegal market manipulation, via any media, including, but not limited to e-mail, instant messages, blogs or chat rooms. Any Supervised Person who is found to have engaged in such conduct shall be subject to disciplinary action which may include termination.

Code of Ethics	Page | 6

3.6.	Outside Business Interests – Change in Employment

A Supervised Person who seeks or is offered a position as an officer, trustee, director, or is considering employment in any other capacity in an outside enterprise, is required to discuss such anticipated plans with the CCO or their designee prior to accepting such a position. Information submitted to the CCO is considered confidential and will not be discussed with the Supervised Person’s prospective employer without the Supervised Person’s permission.

3.7.	Gifts and Entertainment

Accepting Gifts

Accepting extraordinary or extravagant gifts is prohibited. Any such gifts must be declined and returned in order to protect the reputation and integrity of SMI. Written disclosure of such gift must be promptly reported to the CCO.

Gifts of nominal value (i.e., a gift whose reasonable value, alone or in the aggregate, is not more than $100 in any calendar year), are required to be disclosed upon receipt to the CCO. Customary business meals, entertainment (e.g. sporting events), and promotional items (i.e., pens, mugs, T-shirts) may be accepted, see Entertainment below for additional guidance.

Solicitation of Gifts

SMI’s Supervised Persons are prohibited from soliciting gifts of any size under any circumstances.

Giving Gifts

SMI’s Supervised Persons may not give any gift with a value in excess of $100 per calendar year to a Client or person who regularly does business with, regulates, advises or renders professional service to SMI. Written disclosure of such gift must be promptly reported to the CCO or their designee.

Entertainment

No Supervised Person may provide or accept extravagant or excessive entertainment to or from a Client, prospective Client, or any person or entity that does or seeks to do business with or on behalf of SMI. Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

3.8.	Political Contributions

All Supervised Persons of SMI must receive prior written approval from the CCO or their designee for any political contribution or contribution to a political action committee (“PAC”).

3.9.	Reporting of Violations

All Supervised Persons of SMI must promptly (upon discovery of violation) report violations of this Code to the CCO. If the CCO is unavailable, the violation must then be reported to one of SMI’s Managers. The Manager will determine if any sanctions may be appropriate and imposed which may include reprimands, censures, fines, disgorgement, or suspensions. Employees of SMI should understand that a material breach of the provisions of this Code will constitute grounds for disciplinary action and/or immediate termination of employment with SMI.

Code of Ethics	Page | 7

3.10.	Whistleblower Policy

The Dodd-Frank Act (the “Act”) contains provisions that protect whistleblowers that report fraudulent activities at financial services firms. Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides that the U.S. Securities and Exchange Commission (“SEC”) shall pay awards to eligible whistleblowers that voluntarily provide the SEC with original information that leads to a successful enforcement action yielding monetary sanctions of over $1 million. The award amount is required to be between 10 percent and 30 percent of the total monetary sanctions collected in the Commission’s action or any related action such as in a criminal case.

The Dodd-Frank Act also expressly prohibits retaliation by employers against whistleblowers and provides them with a private cause of action in the event that they are discharged or discriminated against by their employers in violation of the Act. Further information is provided in SMI’s Policy and Procedures Manual.

 Also, Section 21F-17 of the Securities Exchange Act of 1934 states the following:

(a) No person may take any action to impede an individual from communicating directly with the Commission staff about a possible securities law violation, including enforcing, or threatening to enforce, a confidentiality agreement (other than agreements dealing with information covered by § 240.21F-4(b)(4)(i) and § 240.21F- 4(b)(4)(ii) of this chapter related to the legal representation of a client) with respect to such communications.

(b) If you are a director, officer, member, agent, or employee of an entity that has counsel, and you have initiated communication with the Commission relating to a possible securities law violation, the staff is authorized to communicate directly with you regarding the possible securities law violation without seeking the consent of the entity’s counsel.

4.	Insider Trading

Inside information is presently defined as information that has not been disseminated to the public through the customary news media; is known by the recipient (tippee) to be non-public; or has been improperly obtained. In addition, the information must be material, important enough that a reasonably prudent person might base their decision to invest or not invest on the information. If a Supervised Person believes they are in possession of inside information, it is critical that they not act on the information or disclose it to anyone, but instead advise the CCO accordingly. Acting on such information may subject the Supervised Person to severe federal criminal penalties, and result in disciplinary action and potentially termination of employment with SMI. This section is also included in SMI’s Policy and Procedures Manual.

Code of Ethics	Page | 8

5.	Personal Securities Transactions

Personal securities transactions by Access Persons are subject to the following trading guidelines:

5.1.	Definitions of Security Types

5.1.1.	Securities

Section 202(a)(18) of the Advisers Act defines the term “Security” as follows:

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre- organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

5.1.2.	Restricted Securities

A security is considered “Restricted” if it is already in one or more of SMI’s investment strategies (or if it is going to be added that day). Options on restricted securities shall also be deemed to be a restricted security. For purposes of this section, excluded securities that are (or are going to be added that day) placed in one or more of SMI’s investment strategies shall not be deemed restricted.

Restricted securities can be traded by Access Persons, but only after Pre-Clearance Authorization by the CCO is given.

5.1.3.	Excluded Securities

For purposes of this Code, the term “Excluded Securities” are securities that do not require any reporting when Access Persons trade them. These securities include:

○	Open-end, closed end, and exchange traded mutual funds, except proprietary mutual funds advised or sub-advised by or for SMI (which do require notification only, prior to non-AIP or non-AWP trades);
○	Direct obligations of the United States;
○	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
○	Equities not used by the SMI strategies,
○	Bonds not used by the SMI strategies,
○	Any security not defined as Restricted in Section 5.1.2.

If there is any question by an Access Person as to whether a security is reportable under this Code, they should consult with the CCO for clarification on the issue before entering any trade for their personal account.

Code of Ethics	Page | 9

5.2.	Pre-clearance

No Access Person may purchase or sell any Restricted security, as defined in Section 5.1.2, without pre-clearing this action through the CCO, subject to certain exceptions described below. This restriction includes initial public offerings and limited offerings (i.e., private placements). The CCO may reject any proposed trade by an Access Person that is inappropriate in terms of the affirmative duty of an Access Person of SMI to SMI’s Clients.

Only upon receipt of the written approval from the CCO can the Access Person engage in the requested transaction. All approved transactions are in effect solely for the business day on which approval was requested. If an Access Person decides not to execute the transaction on the day pre-clearance approval is given or the entire trade is not executed, a new request for pre-clearance must be made for future trades. Limit orders entered must be placed as a day order. In addition, Access Persons may not simultaneously request pre-clearance to buy and sell the same security.

5.3.	Proprietary Mutual Funds

Regarding the non-systematic purchase or sale of proprietary mutual funds advised or sub-advised by or for SMI, notification prior to the trade is all that is required.

Trades of Proprietary mutual funds that have established systematic investments are Excluded Securities and do not require any notification.

5.4.	Additional Pre-clearance Exception

An Access Person does not need Pre-Clearance with the CCO to purchase or sell any Restricted security, as defined in Section 5.1.2, for an account(s) of the Access Person that is managed on a full discretionary trading basis by a registered investment adviser. The Access Person must not be allowed to trade in the account or hold unsupervised assets in same. This exception does not exempt the Access Person from reporting requirements of Section 6 of the Code.

6.	Reporting Requirements

6.1.	Scope

All Access Persons of SMI are required to provide account statements for any personal trading accounts under their control or relating to persons subject to this Code. This requirement applies to all accounts an Access Person might reasonably have control over, for all members of their household, as well as any other account from which they receive an economic benefit, including their 401(k) and the Profit Sharing Plans.

If an Access Person believes that they should be exempt from the reporting requirements mentioned above they should advise the CCO in writing, giving the name of the account, the person(s) or firm(s) responsible for its management, and the reason(s) they should be exempt from reporting requirements under this Code.

Code of Ethics	Page | 10

In the event a personal investment account does not produce a periodic statement because of account inactivity, SMI will accept a statement to that effect from the Access Person. This attestation is required by the CCO on a quarterly basis if no statement is received for a disclosed account.

6.2.	Reporting Exceptions

Access Persons are not required to submit:

▪	Any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control;
▪	A transaction report with respect to transactions effected pursuant to an automatic investment plan (Note: This exception includes dividend reinvestment plans.); and

▪	A transaction report if the report would duplicate information contained in broker account statements that SMI holds in its records, so long as SMI receives the statements no later than 30 days after the end of the applicable calendar quarter.

6.3.	Initial and Annual Certifications

Code of Ethics

Upon employment and annually thereafter each Supervised Person will affirm receipt of the Code and SMI’s Policies and Procedures Manual and acknowledge they have read, understand and will comply with policies described in both (Exhibit 1: Employee Initial/Annual Certification).

Personal Securities Accounts Report

Upon employment and annually thereafter, each Access Person will be asked to complete (Exhibit 2) Personal Securities Accounts Report affirming the securities accounts that are being reported, as well as any new accounts which may have been omitted through oversight over the preceding year.

Electronic Communication

Upon employment and annually thereafter each Supervised Person will be asked to complete (Exhibit 3) Electronic Communications Certification affirming their knowledge and compliance with SMI’s electronic communication policies.

Disciplinary Action

Upon employment and annually thereafter each Supervised Person will be asked to complete (Exhibit 4) Employee Disciplinary Action Certification affirming they have no disclosure issues to report and in the event of such an occurrence, will notify the CCO immediately.

Code of Ethics	Page | 11

6.4.	Initial/ Annual Holdings and Quarterly Transaction Reports

Initial/Annual Report

All employees of SMI who during the course of their employment become an Access Person as defined in subsection 2 of this Code (this may be upon employment), must provide the CCO with an (Exhibit 1) Initial/Annual Certification no later than 10 days after the individual becomes an Access Person. The holdings information provided in conjunction with this certification (Exhibit 2) must be current as of 45 days before the individual became an Access Person.

Quarterly Report

Every Access Person must submit a quarterly transaction report to the CCO, 30 days from quarter end. If quarterly statements are not available, a monthly statement for each respective month within the quarter is required within 30 days of month end. The quarterly transaction report requirement will be satisfied through receipt by the CCO of quarterly or, if applicable, monthly account statements. The CCO will review statements for any evidence of improper holding, trading activities, or conflicts of interest by the Access Person.

6.5.	Annual Written Reports to the Board

At least annually, the CCO will provide a written report to the Board of Directors of each fund for which SMI acts as an investment adviser as follows:

▪	Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under this Code of Ethics, including any material or procedural violations, and any resulting sanction(s). The CCO may report to the Board more frequently if he or she deems it necessary or appropriate, and shall do so as requested by SMI’s Managing Members.
▪	Certification. Each report must be accompanied by a certification to the Board of Directors that SMI has adopted procedures reasonably robust enough to prevent their Access Persons from violating this Code.

7.	Pay to Play Policy

Since SMI does not accept any State, Local or Federal clients, no Pay to Play policy is required.

8.	Recordkeeping Requirements

SMI will maintain the following records for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place:

▪	A copy of each Code that has been in effect at any time during the past five years;
▪	A record of any violation of the Code and any action taken as a result of this violation for five years from the end of the fiscal year in which the violation occurred;
▪	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a Supervised person;
▪	Holdings and transactions reports made as required under the Code, including any brokerage account statements made in lieu of these reports;
▪	A list of the names of persons who are currently, or within the past five years were, Access Persons;
▪	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in initial public offerings, or otherwise limited offerings, for at least five years after the end of the fiscal year in which approval was granted;
▪	Any waiver from or exception to the Code for any Supervised Person of SMI subject to the Code, and;
▪	A copy of each annual written report to the Board.

Code of Ethics	Page | 12

9.	Form ADV Disclosure

A description of the Code will be provided in SMI’s Part 2A of Form ADV, Firm Brochure. This description in SMI’s Part 2A of Form ADV, Firm Brochure, will include the following statement:

“SMI Advisory Services, LLC will provide a copy of the Code to any Client or prospective Client upon request.”

10.	Acknowledgment of Receipt

A copy of the Code and any amendments will be provided to each Supervised and Access Person. Each person must acknowledge, initially, annually and as the Code is amended, that they have received, read, and understand, the above Code of Ethics regarding personal securities trading and other potential conflicts of interest and agree to comply with the provisions therein.

This Code is approved and promulgated effective 5/11/2016.

By:
Signature
Its:

Code of Ethics	Page | 13

Exhibit 1: Employee Initial/Annual Certification

I certify the following information to be true to the best of my knowledge:

(Initial each certification.)

☒ I have read, understand and agree to comply with Adviser’s Code of Ethics dated 5-11-2016.

☒ I hereby acknowledge receipt of Adviser’s Policies and Procedures Manual dated 5-11-2016 and addendums, pending and applied.

☒ I have read, understand and agree to comply with Section 7 Insider Trading Provisions of SMI Advisory Services, LLC’s Policies and Procedures Manual. I have read, understand, and agree to comply with conditions contained therein.

☒ I understand that as a supervised person of the Adviser, I must promptly (upon discovery of violation) report violations of compliance procedures to the CCO as the situation dictates. If the CCO is unavailable, the violation must then be reported to the President of SMI Advisory Services, LLC.

Signature	Title

Print Name	Date

Exhibit 2: Employee Initial/Annual Certification Form	Page | 14

Exhibit 2: Personal Securities Accounts Report

I.	Please check one selection:

γ	I am defined as an Access Person by SMI Advisory Services, LLC’s Code of Ethics and do have accounts in which I have direct or indirect beneficial interest or control. Please complete Item II, Item III and Item IV below.

γ	I am defined as an Access Person by SMI Advisory Services, LLC’s Code of Ethics and do not have any accounts in which I have direct or indirect beneficial interest or control. Please skip Item II and item III below. Please complete Item IV below.

II.	Brokerage Account Disclosure

List all brokerage accounts in which you have direct or indirect beneficial interest or control in the table below. (Include 401(k) Plans and Profit Sharing Plans.):

Account Number	Account Name	Custodian/Brokerage Name and Address

III.	Please select all that apply:

γ	I have disclosed all brokerage accounts in which I have direct or indirect beneficial interest or control in the table above.

γ	I hold reportable securities outside of the above-referenced accounts. Information as required by Rule 204A (b)(1)(i) is attached.

γ	For any accounts disclosed above; I have provided the Chief Compliance Officer or designee with an account statement which is current as of 45 days of my becoming an Access Person. (Check only if you are newly hired and this is your first attestation.)

IV.	Access Person Information

I agree to promptly notify the CCO or designee if any such accounts are opened. I also agree to submit an initial holdings report to the CCO or designee within 10 days of such opening.

Signature	Date

Print Name	Title

Exhibit 2: Personal Securities Accounts Report Form	Page | 15

Exhibit 3: Electronic Communications Certification

I certify the following information to be true to the best of my knowledge:

The purpose of this certification is to provide additional clarification of SMI Advisory Services, LLC’s (“Adviser”) policies and procedures related to Electronic Communications. If you have any questions about the contents of this certification or the Adviser’s policy with regard to electronic communications, please contact the Compliance department. Once you have read and have an understanding of these guidelines, please certify electronically below.

According to various regulations, including SEC Rule 17a-4, the Adviser must retain and monitor all electronic communications sent or received by its personnel. For the Adviser, the only approved Electronic Communications are emails that are sent from the Adviser’s @SMIAdvisory.com domain, which is automatically and continuously archived.

Electronic Communications do not include any other means of electronic communication. Under no circumstances shall any Adviser business be conducted through non-approved electronic communications. Examples of non- approved electronic communications include but are not limited to personal email (Gmail, Yahoo!, Hotmail, etc.), other instant messaging (AOL, Gmail, etc.), text messaging, PIN messaging, and social networking (Facebook, Twitter, LinkedIn, etc.). If you are currently communicating through non-approved means of electronic communication, please refrain from doing so immediately.

The Adviser does not deny Supervised Persons the ability to develop or maintain a blog or social media account (i.e., Facebook, Twitter, LinkedIn, etc.) for personal comments and opinions (non-business related). In the event a supervised or Access Person participates in social media and/or blogging on a personal level, the supervised or Access Person is prohibited from using these media accounts for business related purposes. It is the Adviser’s expectation that any supervised or Access Person who engages in this type of activity will abide by the following guidelines:

Make it clear that the views expressed in the medium are yours alone and do not necessarily represent the views of the Adviser. Respect the Adviser’s confidentiality and proprietary information. Ask the CCO or their designee if you have any questions about what is appropriate to include in your comments or opinions. Be respectful to the Adviser, the Adviser’s employees, our customers, our partners, our affiliates and competitors. Understand and comply when the Adviser asks that topics not be discussed for confidentiality or legal compliance reasons.

Ensure that your activity does not interfere with your work commitments.

☒	I have read this certification and I fully understand its contents and the requirements it places upon me as an employee of SMI Advisory Services, LLC. I agree that I will fully comply with the requirements contained herein.

Signature	Title

Print Name	Date

Exhibit 3: Electronic Communications Certification Form	Page | 16

Exhibit 4: Employee Disciplinary Action Certification

I certify the following information to be true to the best of my knowledge:

☐ Yes ☒ No   At any time in the last ten (10) years have you been convicted of a felony or misdemeanor involving the purchase or sale of any security or commodities or futures contract, the taking of a false oath, the making of a false report, bribery, perjury, burglary, theft larceny, embezzlement, extortion, forgery, fraudulent conversion counterfeiting, misappropriation, or conspiracy to commit any such offense, or arising out of your conduct as an underwriter, broker, dealer, investment adviser, bank, municipal securities dealer, government securities broker, government securities dealer transfer agent, fiduciary or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of an investment company, investment adviser, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act?

☐ Yes ☒ No   Have you been, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court from acting as an investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an associated person or employee of any of the foregoing, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security or commodities or futures contract, or arising out of any securities or commodities investment advisory activities?

☐ Yes ☒ No   Have you ever been found by the SEC or the U.S. Commodities Futures Trading Commission (the “CFTC”) to have will fully made or caused to be made in any registration statement, application for registration or report required to be filed with the SEC or the CFTC under United States securities or commodities laws, or in any proceeding before the SEC or the CFTC with respect to registration, any statement which was at the time and in the light of the circumstances under which it was made false and misleading with respect to any material fact, or to have omitted to state in any such application or report any material fact which was required to be stated therein?

Exhibit 4: Employee Disciplinary Action Certification Form	Page | 17

☐ Yes ☒ No   Have you ever been found by the SEC, CFTC, or any court to have willfully violated or to have aided, abetted, counseled, commanded, induced or procured the violation by any other person of the Securities Act, the Exchange Act, the Investment Advisers Act of 1940, the Investment Company Act of 1940, or the Commodity Exchange Act, or of any rule or regulation under any of such Acts, or the laws of any jurisdiction relating to securities or relating to the conduct of business as a broker, dealer, bank, municipal securities dealer, investment adviser, investment company, or any entity required to be registered under the Commodity Exchange Act?

☐ Yes ☒ No   Have you ever been found by any foreign financial regulatory authority to have (i) made or caused to be made any statement that was at the time and in light of the circumstances under which it was made false or misleading with respect to any material fact, or omitted to state a material fact required to be stated; or (ii) violated or aided, abetted, counseled, commanded, induced or procured the violation by another person of any foreign securities or commodities statute or regulation?

☐ Yes ☒ No   Have you (i) been convicted by a foreign court of competent jurisdiction within ten (10)

years of any felony or misdemeanor involving the purchase or sale of any security arising out of your conduct as a broker, dealer, investment adviser, or commodities or futures trader; or (ii) by reason of any misconduct, been enjoined by order, judgment, or decree of any court from acting as investment adviser, underwriter, broker, dealer, municipal securities dealer, government securities broker, government securities dealer, bank, transfer agent, or from engaging in or continuing any conduct or practice in connection with any such activity, or in connection with the purchase or sale of any security, or arising out of any securities investment advisory activities?

Signature	Date

Print Name	Title

Exhibit 4: Employee Disciplinary Action Certification Form	Page | 18